SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2003

Date of Report

(Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On November 5, 2003, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced that four separate studies on the use of its proprietary radiofrequency ablation technology in treating patients with liver and lung cancers are scheduled to be presented at the Radiology Society of North America Scientific Assembly and Annual Meeting, to be held in Chicago from November 30 through December 5, 2003. A copy of RITA’s press release announcing this release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: November 5, 2003	By:	/S/ DONALD STEWART

Donald Stewart, Chief Financial Officer and Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of RITA Medical Systems, Inc. dated November 5, 2003.